                                     EXHIBIT 10.23

  PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES
   AND EXCHANGE COMMISSION IN A CONFIDENTAL TREATMENT REQUEST UNDER RULE 24b-2 OF THE
    SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE SYMBOL "[***]" IN THIS EXHIBIT
                      INDICATES THAT INFORMATION HAS BEEN OMITTED.

                                  CODE SHARE AGREEMENT

This CODE SHARE  AGREEMENT  (this  "Agreement") is made and entered into as of September
18, 2003 (the  "Contract  Date") to be effective  as of January 1, 2004 (the  "Effective
Date"), by and between FRONTIER  AIRLINES,  INC., a Colorado  corporation  ("Frontier"), and  HORIZON  AIR  INDUSTRIES,  INC.,  a  Washington  corporation  ("Partner").  Certain capitalized  terms not otherwise  defined herein will have the meanings ascribed to them in Schedule A to this Agreement.

                                    R E C I T A L S

A.       Frontier  holds  a  certificate  of  public   convenience  and  necessity  issued  by  the
Department  of Transportation ("DOT") authorizing it to engage in the  interstate and overseas air transportation of persons, property and mail between all points in the United  States, its territories and possessions.

B.       Partner holds certificates of public convenience and necessity issued by the DOT authorizing
Partner to engage in the interstate transportation of persons, property and mail in the United States, its territories and possessions.

C.       Frontier owns various trademarks, service marks and logos, including "Frontier Airlines" and
distinctive exterior color decor and patterns  on  its   aircraft,   hereinafter   referred  to
individually and collectively as the "Frontier Service Marks."

D.   Frontier and Partner desire to enter into a code share  agreement  whereby  Partner will  provide  certain  flight and other  services to  Frontier on terms and  conditions more particularly set forth in this Agreement from and after the Effective Date.

NOW,  THEREFORE,  in  consideration  of the  promises,  covenants,  representations  and warranties  hereinafter  set forth,  and for other valuable  consideration,  the receipt and  sufficiency  of which are hereby  acknowledged,  Frontier and Partner  agree as set forth below.

                                   A G R E E M E N T

 1.  Rights, Responsibilities and Obligations of Partner:

         1.1      Flight  Service.  During  the  term of this  Agreement,  Partner  will
                  operate  "Frontier   JetExpress"  air  transportation   services  (the
                  "Flight  Services") using the Initial Fleet and the Option Fleet (each as defined  in Section  1.3) to and from the cities and based upon the schedule  established  from time to time by Frontier (the  "Schedule")
                  and  provided to Partner by written  notice (a  "Schedule  Notice") no less than 70 days for schedule  changes not involving  Flight Services to new cities and no less than 90 days for schedule changes  involving the  addition of Flight  Services to a new city or cities prior to the effective  date  of the  schedule  change  described  in the  Schedule
                  Notice. The aircraft  comprising the Fleet will be Bombardier CRJ-700s and  are  herein  collectively  referred  to as  the  "Aircraft."  For purposes of this Agreement,  "Flights" means flights operated pursuant to the  Schedule.  Frontier  may change the  Schedule by issuance of a
                  Schedule  Notice at any  time.  When  creating  a  Schedule,  Frontier shall:  (i) create a Schedule  which will  permit  Partner to schedule flight  crews  in a  manner  consistent  with  Partner's  block  time, operational  and  maintenance  practices  set forth on Exhibit  1.1 to this Agreement,  as modified from time to time by mutual  agreement of the parties  prior to the due date of the  relevant  Schedule  Notice;
                  (ii) take into  account  airport  facilities  available  for  Aircraft handling;  (iii) permit  maintenance  as required by Section 1.7.2 and scheduled heavy maintenance on Aircraft,  as required;  (iv) take into account  the Spare  Aircraft  (as defined in Section  1.3.1);  and (v)
                  provide   for  at  least  70  days   prior   notice  of  any   holiday
                  cancellations.

         1.2      Ad Hoc Schedule  Changes.  Frontier may at its election require ad hoc changes to the  Schedule for any reason  including  but not limited to irregular  operations,  mechanical  problems,  weather conditions,  or charter  opportunities  (such  flights as requested on an ad hoc basis by Frontier and not  otherwise  reflected on a Schedule  Notice hereby defined as "Ad Hoc  Flights").  Frontier  and Partner  will discuss Ad
                  Hoc Flights and Partner  will  complete  such Ad Hoc Flights only upon mutual agreement of the parties.  Ad Hoc Flights  completed by Partner will become part of the  Schedule for purposes of Section 6.2 but will be excluded from the Partner's performance  requirements under Section
                  4.

         1.3      Fleet.

                  1.3.1    Initial  Fleet.  Each of the Aircraft  identified  on Exhibit
                           1.3.1 as the initial  aircraft (the "Initial  Fleet") will be
                           Bombardier  CRJ-700s and shall be placed into Flight Services by Partner in the calendar  months set forth on Exhibit 1.3.1
                           (the  "Delivery  Schedule").   For  new  aircraft  deliveries
                           Partner  will  provide  no less than 60 days'  prior  written notice  of the  week in which  the  Aircraft  in the  Initial
                           Fleet  will be  delivered,  and no less  than 30 days'  prior written  notice  of the  day on  which  the  Aircraft  in the
                           Initial  fleet  will be  delivered.  In the event  Partner is unable  to meet the  delivery  week or  dates  set for on any notice,  Partner may use a Substitute Aircraft (as defined in
                           Section  1.3.4) to operate any Flight that was  scheduled for the  delayed  Aircraft  for  up to 30  days  or,  with  prior consent  of  Frontier,  for  such  longer  period  as  may be necessary.  The Initial  Fleet will be comprised of eight (8)
                           core  operating  Aircraft (the "Core  Aircraft")  and one (1)
                           operational spare Aircraft (the "Spare Aircraft").

                  1.3.2    Option   Fleet.   Frontier   and   Partner   agree   to  meet
                           periodically  during  the term of this  Agreement  to discuss and if possible  agree on the  expansion of the Initial Fleet by as many as twelve  (12)  Aircraft  (the  "Option  Fleet").
                           Placement  of  the  Option  Fleet  into  Flight  Services  is subject to review and mutual  agreement  between the parties, provided,  it is  understood  and  agreed  that the terms and conditions  set forth in this  Agreement  will  generally  be applicable  to the Option  Fleet  other than such  changes as may be agreed to by the  parties  with  respect  to the Fixed
                           Costs and  Maintenance  Parts relating to the Option Aircraft and the possible  extension of the term of this  Agreement to take into account a reasonable  operating  commitment for the
                           Option  Fleet.  The  Initial  Fleet and the Option  Fleet are
                           collectively referred to herein as the "Fleet."

                  1.3.3    Aircraft   Configuration,   Decor   and   Livery.   From  the
                           Effective  Date  until  such  time that all  Aircraft  in the
                           Initial Fleet are operating as Frontier  JetExpress  Flights, all but two (2) of the Aircraft shall be painted,  marked and decorated  to bear  Frontier  Service  Marks,  consisting  of
                           Frontier  livery  and  the  name  "Frontier   JetExpress"  in
                           accordance  with  the  livery  standards  to be  provided  by
                           Frontier   (the   "Frontier   JetExpress   Livery")  and,  at
                           Frontier's  election,  meet the  configurations  and interior
                           decor   standards   set   forth   in   Exhibit   1.3.3   (the
                           "Configuration   Standards").   Thereafter,   eighty  percent
                           (80%) of the Fleet,  rounded up to the nearest  whole number, shall be painted,  marked and decorated to bear the "Frontier
                           JetExpress  Livery"  and, at  Frontier's  election,  meet the
                           Configuration  Standards.  Aircraft  not  required  to  be in
                           Frontier  JetExpress  Livery under the prior  sentence and in the  Fleet  may be  left  with  an  all  white  exterior  and
                           otherwise  be  configured  in   accordance   with   Partner's
                           internal  standards (such Aircraft referred to as "White Tail
                           Aircraft").  Costs  and  expenses  incurred  in  meeting  the
                           Livery   and   Configuration    Standards   or   White   Tail
                           configuration   will  be  allocated   as  follows:   For  New
                           Aircraft,  the  Aircraft  will be  delivered  in the Frontier
                           JetExpress  Livery and  covered by the terms of the  purchase agreement between Partner and the Aircraft manufacturer,  and costs  relating to the  application  of the animal motif tail decal and any costs  associated  with Frontier  Configuration
                           Standards   over  and   above   costs   for   Partner's   own
                           configuration   shall  be  borne   by   Frontier.   For  Used
                           Aircraft,  the costs of  removing  the  existing  livery  and placing  the  exterior  of  the  Aircraft  in  an  all  white condition  will be borne by Partner,  and the cost of placing the Frontier  JetExpress  Livery and the  application  of the animal  motif decal for all Used  Aircraft  not being left as
                           White  Tail  Aircraft  will  be  borne  by  Frontier.  Should
                           Frontier  elect to have the New  Aircraft  delivered  to meet the  Configuration  Standards,  or have the  interior  of the
                           Used Aircraft  (other than the White Tail Aircraft)  modified to  meet  the  Configuration  Standards,  related  costs  and expenses  will be  borne  by  Frontier.  Any  changes  to the
                           Livery and  Configuration  Standards  requested  by  Frontier after the  Aircraft  are placed  into  service as part of the
                           Fleet will be  performed by Partner at  Frontier's  sole cost
                           and   expense.    Such   configuration    changes   must   be
                           accomplished  within 120 days following  Frontier's  request.
                           In the event Frontier desires changes to Frontier  JetExpress
                           Livery,  Frontier  will provide  Partner with 120 days' prior
                           written   notice   and   all   requested   changes   must  be
                           accomplished   by  the  end  of  such  120  day  period,   at
                           Frontier's  sole  cost and  expense.  Partner  shall  use and display  suitable  signs on the interior and exterior of each
                           Aircraft  identifying  Partner as the  operator of the Flight
                           Services.  All announcements,  displays or literature used or
                           viewed  by  Partner   customers  on  Flights   shall  feature
                           Frontier or  "Frontier JetExpress," and no other air carrier.

                  1.3.4    Substitute   Aircraft.   In  order  to  address   maintenance
                           requirements,  irregular  operations,  or  Aircraft  delivery
                           delays  as  permitted   under  Section  1.3.1,   Partner  may
                           substitute  for any  Aircraft in the Fleet an  aircraft  from its own  operational  fleet (each,  a "Substitute  Aircraft")
                           for up to  thirty  (30)  days,  so long  as  such  substitute
                           aircraft  is  a  White  Tail  Aircraft  or  Horizon   Livery.
                           Permanent  substitutions  or  substitutions  over thirty (30)
                           days for any  aircraft in the Fleet will  require the advance written consent of Frontier.

                  1.3.5    Fleet  Domicile.  On or before the  Effective  Date,  Partner will  domicile  crews  required  for the  Fleet  Services  in
                           Denver,  Colorado  and  establish  a  line  maintenance  base capable of  performing A Checks and  clearing  MELs at Denver
                           International Airport.

         1.4      Other  Services.  Frontier will be responsible for providing all Other
                  Services  required in connection with the Flight Services  through the use of its own  personnel  or through  the  retention  of third  party contractors,  and  will be  responsible  for all  costs  and  expenses related to such Other Services.  Should Frontier request  proposals to subcontract  for Other  Services,  Partner  will have a right of first refusal to provide such Other Services upon the most  favorable  terms and conditions being offered to Frontier by other  subcontractors on a
                  "right of first  refusal"  basis.  In the event Partner is selected to perform  the Other  Services  on a  subcontract  basis,  Frontier  and
                  Partner  will  enter into a separate  agreement  with  respect to such
                  Other  Service,  the terms of which  will be  separate  and apart from this Agreement.

         1.5      Personnel;  Training.  Partner shall hire, engage, employ and maintain
                  a  sufficient   number  of  trained   personnel  and   subcontractors,
                  including,   but  not  limited  to  pilots,  flight  attendants,   and
                  maintenance   personnel  necessary  to  provide  the  Flight  Services
                  required  by  this   Agreement.   Pilots,   Flight   Attendants,   and
                  maintenance  personnel  shall  wear  Partner  uniforms.   For  flights
                  attendants   newly  hired  by  Partner  to  provide  Flight  Services,
                  Frontier will be  responsible  for the cost of initial  training.  For current  Partner flight  attendants  transferring  to Frontier  Flight
                  Services,   Frontier  will  be  responsible   for  relocation   costs.
                  Frontier will be responsible  for initial Pilot Training costs for new
                  Aircraft  Partner  will  allocate  such costs  over a 12 month  period beginning  at the time of initial  training  and no  interest  will be assessed by Partner.  Partner will be  responsible  for all  recurrent training expenses relating to pilots,  flight attendants or mechanics,
                  including   uniform   allowances  and  cleaning  in  accordance   with
                  collective  bargaining  agreements and its internal  policies,  except costs related to differences in training  related to Frontier  Service requirements.  Costs and  expense for which  Frontier  is  responsible under this  Section  will be  remitted as part of the Pass Thru Costs.
                  Should  Frontier  elect to provide an initial  orientation  program or any similar  subsequent  refresher  programs for any Partner personnel involved in Flight  Services,  Frontier  will be  responsible  for all costs and expenses,  including without limitation expenses relating to travel,  room and board. If Frontier elects to carry hazardous  and/or dangerous  materials,  Frontier  will work with Partner to insure that
                  all  such  hazardous   materials   training  meets  all   governmental
                  regulations  applicable  to Frontier  and Partner.  Such  training and related costs will be the sole responsibility of  Frontier.

         1.6      Service  Quality and Level.  All Flight  Services  and Other  Services
                  shall be  provided  by  Partner  at a  service  quality  and  level of service  equal to or greater  than the  service  quality  and level of service  provided by Frontier to the extent  applicable to the type of
                  Aircraft used to provide the Flight Services.  More specifically,  but without limitation:

                           1.6.1  Partner  pilots  and  flights   attendants   providing
                  Flight  Services will be required and trained to comply with Partner's appearance standards as set forth on Exhibit 1.6.1.

                           1.6.2 All  Aircraft in the Fleet,  at the time of  commencing any Flight Service in the Schedule,  must have a functioning  lavatory and coffee  maker,  notwithstanding  any  regulations  of the FAA that would  permit  operation of the Aircraft  with such  equipment  tagged inoperable.  Any flight cancelled  pursuant to this  subparagraph will be deemed to be a flight  cancellation for purposes of calculating the
                  FCF and the OTP (each as defined in Section 4).

                           1.6.3 In the event  Frontier is required to  reaccommodate  a passenger who is unable to complete a scheduled  flight  because of an inoperable  seat,  Frontier  will apply its  applicable  policies  and procedures and Partner will be required to reimburse  Frontier for all reasonable  costs and  expenses  relating to the  reaccommodation.  In the  alternative,  Frontier  may setoff such  amount  against its next payment obligation to Partner arising under this Agreement.

                           1.6.4 If Frontier  changes  Frontier's  service  requirements and as a result  Partner will be required to modify  related  training programs or make any capital  upgrades to any  Aircraft,  Partner,  in writing,  shall advise Frontier of the need for such upgrades together with the  estimated  cost to complete  such  upgrades  (the  "Upgrade
                  Notice").  If,  after  receipt of the  Upgrade  Notice,  Frontier,  in writing,  elects to  require  Partner to comply  with such  changes in service requirements,  then Frontier,  within 30 days after receipt of a written notice,  shall  reimburse  Partner for the costs incurred by
                  Partner  in  making  such  capital  upgrades.  If  Frontier  does  not approve the making of the capital upgrades,  then Partner shall not be required to meet the new Frontier service  requirements.  Partner will cause each Aircraft in the Fleet to comply with all aircraft  exterior
                  cleanliness  and  appearance   standards,   including  appearance  and
                  condition of the livery, established by Frontier.

         1.7      Maintenance.

                  1.7.1    Obligation.  Partner,  at its own cost and expense,  shall be
                           responsible   for   the   service,    repair,    maintenance,
                           overhauling  and testing of each Aircraft:  (i) in compliance with the  maintenance  program for each  Aircraft as approved
                           by  the  FAA  and   pursuant  to  all   applicable   aircraft
                           maintenance  manuals applicable to each Aircraft;  (ii) so as to keep each Aircraft in good and safe  operating  condition;
                           and  (iii)  so as to keep  the  Aircraft  in  such  operating condition  as may be  necessary  to enable the  airworthiness certification  of  the  Aircraft  to be  maintained  in  good standing.  Partner  shall retain full  authority  and control
                           over  the  service,  repair,  maintenance,   overhauling  and
                           testing   of   each   Aircraft.   Frontier   shall   have  no
                           obligations  or duties with respect to the  service,  repair, maintenance, overhauling or testing of any Aircraft.

                  1.7.2    Scheduled  Maintenance.  At the time Aircraft are  identified
                           to  the  Fleet,   Frontier  and  Partner  will  cooperate  to
                           estimate the maintenance  schedule for each Aircraft and will
                           develop  a  schedule  for  required   maintenance  that  will
                           minimize  disruptions  to  Flight  Services  required  by the
                           Schedule  and  avoid  non-consecutive  scheduled  maintenance events.  The Schedule  will also  provide that each  Aircraft that will remain  overnight at DEN, or such other location as may be mutually  agreed by the parties from time to time (the
                           " MTX RON  Location"),  will be scheduled in accordance  with
                           Exhibit 1.1.  Partner will  provide  Frontier  with 120 days'
                           prior written notice of any heavy  maintenance check required under the applicable  maintenance  program that would require removal of an  Aircraft  from the  Schedule.  Upon  receiving such notice,  Frontier  and Partner  will  cooperate to alter the scheduled  maintenance in order to minimize  interruption to the Schedule and to provide  maximum Fleet capacity during holiday periods.

                  1.7.3    Ground  Equipment.  Partner  will be  required to provide one
                           Aircraft tow bar for each Aircraft in the Fleet.

         1.8      Emergency  Operations.  Prior to the  commencement of Flight Services,
                  Partner and Frontier shall  coordinate to develop a plan that complies with applicable Government  Regulations to be implemented in the event of any incident  involving  personal injury or death to a passenger or crew  member on a Flight.  The  emergency  response  teams of Frontier and Partner shall  coordinate  their efforts and shall cooperate fully in response to such emergency,  and Partner will provide Frontier full access to all data and records  relating  to the  Flight.  The parties recognize and agree that Frontier  will have sole  responsibility  for addressing  the media and providing  all aspects of family  assistance with the  exception  of  Partner's  retention  of  responsibility  for operational  requirements  pursuant to Government  Regulations and for family assistance relating to Partner crew members and employees.

         1.9      Post-Departure  Procedures.  Unless  otherwise  performed  by Frontier personnel,  Partner shall perform  post-departure  procedures for each
                  Flight.   Partner  will  deposit  into  bank  accounts  identified  by
                  Frontier on a daily basis all cash  receipts  relating to liquor sales conducted  on the  Aircraft in the Fleet.  Partner  will be liable for all losses arising from  shortfalls  from the sales of liquor or other catering,  if any. Partner will reimburse Frontier for all such losses within  30 days  following  receipt  of an  invoice  or other  written notice  setting  forth  the  details  of  such  losses.  Frontier  and
                  Partner  will each have the  right to audit  all  internal  collection
                  procedures   and  records   relating  to   Frontier's   and  Partner's
                  post-departure  procedures and all cash receipts  relating to catering
                  or  liquor  sales  on  board  the   Aircraft  in  the  Fleet.   Should
                  Frontier's  audit  identify  errors  or  losses  exceeding  10% of the amount that should have been  reported and paid to Frontier,  Partner, after a fifteen (15) day review period,  will  reimburse  Frontier for all reasonable costs,  expenses and fees, including without limitation the fees of any  outside  auditors,  incurred in  connection  with the performance of the audits permitted under this Agreement.

2.   Rights, Responsibilities and Obligations of Frontier.

         2.1      Flight  Management  Items.  Frontier shall: (i) designate from time to
                  time,   pursuant  to  each   Schedule   Notice,   the  routes  on  and
                  destinations  to which  Partner is to provide the Flight  Services and the times of departure for the Flights;  (ii) set the fares to be paid for such Flights by the  passengers;  and (iii) be responsible for the passenger  booking,  yield  management  and  overbooking  of  Flights, limited  only  by the  Fleet  operated  by  Partner  pursuant  to this
                  Agreement.

         2.2      Maintenance  Items.  Frontier  shall provide:  (i) adequate  access to hangar and related  facilities  that  insures that Partner can perform necessary  maintenance functions in a timely fashion to support Flight
                  Services   pursuant  to  this   Agreement  and  related  OTP  and  FCF
                  requirements;  (ii)  subject  to  and  in  compliance  with  Partner's
                  Maintenance  Department Manual System as applicable  adequate tooling, ground support  equipment,  power carts,  fuel bowser (ability to fuel and de-fuel),  potable  water  equipment  (gate and hangar),  separate climate  controlled  storage of Partner parts  inventory;  staging and storage area for U/S  components,  materials  handling  equipment  and supplies (including  racking,  fire cabinets,  pallet jack,  forklift, boxes,  labels,  IATA  books,  scale,  etc);  (iii)  deicing  and snow removal at  maintenance  facility;  (iv)  logistical  help for any AOG parts shipments,  i.e. using Frontiers  internal co-mat system to move parts required to support the operation;  (v) office, storage, uniform locker space (with telecommunications  access) for Partner maintenance
                  personnel  (including  material  clerks),   manuals,  and  records  at
                  maintenance  facility;  (vi)  office  and parts  storage  space at DIA terminal for  Partner;  (vii)  Partner's  internal  auditors  with the ability to audit the  facilities  and services  provided to Partner to the  extent  of the  Agreement's  terms  or  other  future  agreements between the parties  allows  Partner use or  procurement  of the other
                  parties'  facilities,   parts/materials,   tools,  support  equipment,
                  fueling  services,  personnel  resources,  or technical data to ensure
                  regulatory   compliance;   and  (viii)  Partner  the  ability  to  use
                  Frontier's hazardous material disposal services.

         2.3      Marketing/Revenue.  Frontier,  in its sole  discretion and at its sole cost,  shall  market,  advertise  and  sell  tickets  on all  Flights.
                  Frontier  shall  provide  all  reservation  services  for  the  Flight
                  Services and shall pay all ticketing and advertising expenses,  credit card  charges,  travel agent  commissions  and CRS fees  applicable to such  services.  Frontier  shall be  entitled  to retain,  and Partner shall pay to Frontier,  all revenue and income generated by the Flight
                  Services.  Frontier  agrees that it will not require  Partner to enter into an  Essential  Air Service  market  unless  Partner,  at its sole discretion,  agrees in advance  to enter the  market  and the  parties have  agreed in advance to a method for the  establishment  of related rates and costs.

3.   Compliance with Regulations.

         3.1      Regulations.  Frontier and Partner  shall  perform  their  obligations and duties under this Agreement,  including,  without limitation,  all
                  Flight  Services and Other  Services,  in full compliance with any and all applicable laws, ordinances,  codes, statutes, orders, directives, mandates,  requirements,  rules and regulations, whether now in effect or hereafter  adopted or  promulgated,  of all  governmental  agencies having  jurisdiction  over  Partner's  operations,  including  but not limited  to the  FAA and the  DOT  (collectively,  "Regulations")  for operations  in the 50  states in the  United  States  of  America  and throughout  Canada and  Mexico.  If a party  fails to comply  with the requirements  of this  Section 3.1,  that  failure  will  constitute a default under Section 12.1.2 or Section 12.2.2, as the case may be.

         3.2      Flight  Operations.  Partner shall be responsible for the operation of each  Aircraft and the safe  performance  of the Flights in accordance with the Regulations and airline industry  standard practice and shall retain  full  authority,  operational  control and  possession  of the
                  Aircraft to do so. Partner,  its agents or employees,  for the purpose
                  of  the  safe   performance  of  the  Flights,   shall  have  absolute
                  discretion  in and shall  have  sole  responsibility  for all  matters concerning the  preparation of each Aircraft for its Flights,  and all other  matters  relating to the  technical  operation of the Aircraft.
                  Partner will provide policies,  procedures and training to Frontier or any other third party  providing  Other  Services in order to meet its obligations  under  this  Section.  Partner,  insofar as it relates to the  safe  operation  of  a  Flight,  shall  have  sole  and  absolute discretion as to the load carried and its  distribution  and as to the decision  whether such Flight shall be taken.  Partner shall be solely responsible  for and Frontier shall have no obligations or duties with respect  to  the  dispatch  of all  Flights,  provided,  Partner  will provide  Frontier  at no cost to  Partner  with  access to its  flight operations data on a real-time basis through  Bournemann or such other similar system used by Partner in tracking its flight operations.

         3.3      Registration.  All  Aircraft  shall  remain  registered  in the United
                  States of America in accordance with the Regulations.

         3.4      Disclosure.  Partner,  upon  ten (10)  business  days'  prior  written
                  request,   shall  provide  Frontier  the  opportunity  to  review  all
                  operating   specifications,   operational  regulations,   manuals  and
                  calculations  with respect to all Aircraft and flight  statistics with respect  to all  Flights  at  Partner's  corporate  or other  relevant offices where such records are located.

         3.5      Frontier  Stations.   Documents  will  be  provided  to  the  relevant
                  airport  authorities as required for Partner to operate the Fleet into any  city  set  forth  in the  Schedule,  or any  other  city to which
                  Frontier  provides  mainline  service  in order to enable  Partner  to provide Flight Services to any city in Frontier's  system as in effect from time to time.

         3.6      Reporting.  This  Agreement  shall be  treated as a code share for DOT
                  reporting  and  advertising   requirements.   Frontier  shall  provide
                  Partner,  within  ten  (10)  days' of  Partner's  request,  with  such information  necessary  for  Partner  to  make  the  DOT  reports  and disclosures.

4.   Operational  Performance  Criteria.  In order to promote efficient operation of the
     Flight Services,  other than Flight Services  conducted for ad hoc schedule changes described  in Section 1.2 of this  Agreement  or due to  circumstances  outside the
     Partner's Control,  the performance  criteria and related bonuses and penalties set forth in this Section 4 will become effective on and after January 1, 2005.

         4.1      On Time  Performance Rate Bonus and Penalty  Criteria.  The "OTP Rate"
                  is  defined  as the  percentage,  rounded  down  to the  nearest  full percentage point if the percentage  point(s)  fractional amount is .49 or less and rounded up to the  nearest  full  percentage  point if the fractional  amount is .50 or greater  (for example .49 is rounded down to 0.00,  1.49 is rounded down to 1.0, and 1.50 is rounded up to 2.0), determined  by dividing  the number of Flights not Delayed (as defined below) by the total number of Flights  flown by Partner  pursuant to a
                  Schedule   during  the  applicable   period.   For  purposes  of  this
                  Agreement,  "Delayed"  means a  Flight  that  does not  arrive  at the destination  within 15 minutes after the scheduled arrival time due to matters  within  Partner's  Control.  All Flights will be included for
                  calculating   the  OTP  Rate.  A  cancelled   flight  (except  Flights
                  cancelled because of no passengers,  Flights cancelled by Frontier for any  reason,  Flights  cancelled  for  reasons  not  within  Partner's
                  Control,  and the reasons set out in Section 4.2) is a Delayed flight.
                  If Partner's  OTP Rate exceeds the lower of (i)  Frontier's  OTP Rate, or (ii)  [***]  (the  "OTP  Bonus  Threshold")  for any  given  month,
                  Frontier  shall pay Partner a performance  bonus in an amount equal to
                  [***] for each full  percentage  point  over the OTP Bonus  Threshold, provided,  no  such  bonus  will be  payable  from  the  time of a OTP
                  Cancellation  Event  and  during  the OTP  Cure  Period  described  in
                  Section 7.3  herein.  If  Partner's  OTP Rate falls below the lower of
                  (i) Frontier's  OTP Rate, or (ii) [***] (the "OTP Penalty  Threshold")
                  for any given  month,  Partner  shall pay to  Frontier  a  performance penalty in the amount of [***] for each full  percentage  point  below the OTP Penalty  Threshold.  Amounts  payable in this Section shall be made within 10 business days of receiving the statements  provided for in Section 4.6.

         4.2      Flight  Completion  Factor  Bonus and Penalty  Criteria.  The "FCF" is
                  defined as the percentage of published,  scheduled  Flights  completed for a given  month  rounded  to the  nearest  1/10th  of a  percentage point.  For  example  97.48%  is  rounded  to 97.5%,  while  97.44% is rounded  to  97.4%.  Flights  not  completed  due  to  matters  not in
                  Partner's  Control  will not be  included in either the  numerator  or denominator  for  calculating the FCF. Any Flight that departs 2 hours or more  after its  scheduled  departure,  or a Flight  that  fails to depart  pursuant  to  Section  1.6.2  will  be  deemed  cancelled  for purposes of  calculating  the FCF. If Partner's  FCF for a given month exceeds the lower of (i) Frontier's FCF for the comparable  period, or
                  (ii) [***] (the "FCF Bonus and  Penalty  Threshold"),  Frontier  shall pay  Partner  a  performance  bonus  in  an  amount  equal  to  [***], provided,  no  such  bonus  will be  payable  from  the  time of a FCF
                  Cancellation  Event  and  during  the FCF  Cure  Period  described  in
                  Section 7.4  herein.  If  Partner's  FCF falls below the FCF Bonus and
                  Penalty  Threshold for any given month,  Partner shall pay to Frontier a performance penalty as follows:

                   Consecutive Month                                  Amount of Penalty
                  Below FCF Bonus and                               per Percentage Point
                   Penalty Threshold                                 below the FCF Bonus
                                                                    and Penalty Threshold

                          1st                                               [***]
                          2nd                                               [***]
                          3rd                                               [***]
                   4th and Thereafter                                       [***]

                  Amounts  payable in this  Section 4.2 shall be made within 10 business days of receiving the statements provided for in Section 4.6.

         4.3      Daily  Performance  Data.  Partner and Frontier  will  exchange  Fleet performance  statistics,  including  information  relating  to  Flight
                  Delays,  cancellations,  departures  and  block  hours  flown  by each
                  Aircraft.  Each party will have 7  business  days from the  receipt of such  information to dispute the  characterization  of the performance statistics for purposes of calculating  the OTP Rate and FCF.  Failure to dispute such operating  statistics within such 7 day period will be deemed  acceptance.  In order to  resolve  disputes,  each  party will designate a single  point of contact  who will  attempt to resolve any disputes.  If these two  parties  are unable to reach  agreement,  the dispute will be directed to the Vice  President,  Maintenance,  or his or her designee, for each party for final resolution.

         4.4      Combined  Performance  Criteria.  In the event  Partner  fails to meet both  the  OTP  Penalty  Threshold  and  the  FCF  Bonus  and  Penalty
                  Threshold  in any  given  month,  the  Standard  Margin  to be paid to
                  Partner  pursuant  to  Section 6 for that  month  will be  reduced  by
                  [***].  In the event Partner  exceeds both the OTP Bonus Threshold and the FCF Bonus and Penalty  Threshold in any given month,  the Standard
                  Margin to be paid to  Partner  pursuant  to  Section 6 for that  month will be increased by [***].

         4.5      Records.  Within 5 business days after the end of each calendar  month
                  Frontier  and  Partner  will  provide  each  other  with all  reports, records and  supporting  documentation  as may reasonably be requested by the other party evidencing the number of Aircraft  operating in the
                  Fleet,  block  hours  and  departures  flown  by  each  Aircraft,  and passengers  carried  by each  Aircraft,  and  Frontier  shall  provide
                  Partner with statements  detailing its OTP Rate and FCF  calculations, and, if applicable, MBR, for the prior calendar month.

         4.6      Right of  Setoff.  Each party will have the right to set off an amount due the other party  against any amounts to be received from the other party pursuant to this Agreement.

         4.7      Limitation on Applicability of Standards,  Criteria,  Incentives, and
                  Penalties.  Frontier  acknowledges  that Partner  operates flights and provides  flight services and other services under its own name and/or under names or service  marks  other than  Frontier  JetExpress  using aircraft  that are not  included in the Fleet and that are not subject to this  Agreement.  Notwithstanding  any  other  term,  condition  or provision  hereof to the  contrary,  the  standards  and  criteria set forth above in this Section 4 apply only to Flight  Services,  Flights and  Other  Services  performed  by  Partner  hereunder  operating  as
                  Frontier  JetExpress and not to any other flights,  flight services or other  services  performed  by  Partner  under its own name or under a name  or  service  mark  other  than  Frontier  JetExpress.  Thus,  in calculating  Partner's OTP Rate and the FCF, only Flight  Services and
                  Other  Services  performed by Partner  under the service mark Frontier
                  JetExpress  shall be taken into account in calculating  such rates and assessing such incentives and penalties.

5.       Interline  Agreement.   Partner  maintenance  personnel  traveling  to  provide
         critical  repair  services and dead heading  Partner  crews will be entitled to travel on Frontier and  Frontier  JetExpress  flights as must ride  passengers.
         Commuting  Partner  crew  members  and  all  other  Partner  employees  will be entitled to free travel on  Frontier's  and  Frontier  JetExpress  flights at a category one level below the lowest category for Frontier  employees.  Frontier employees will be entitled to travel on Frontier  JetExpress  Flights under the category of travel to which they are  entitled  to travel on Frontier  flights, and will be entitled to travel on all other  Partner  flights at a category one level below the lowest category for Partner and Alaska Air Group employees.

6.       Payment  of  Fees.  Frontier  hereby  agrees  to  pay  the  following  sums  as consideration  for this Agreement and the provision of the Flight  Services and
         Other Services provided for herein:

         6.1      Estimated  Payments.  Ten (10)  business  days prior to the first calendar day of each month in the Term, Frontier will provide operating statistics  for the coming  month  based on the  number  of  Aircraft, departures,  block  hours  and  revenue  passenger  miles to be flown during the coming month assuming a [***] FCF (the "Estimated Statistics").
                  No later than five (5) business days  prior to the first calendar day of each  month,  Partner  will invoice  Frontier for the estimated total
                  Fixed Costs, Variable Costs and Pass Thru Costs,  plus a margin of [***]
                  (the  "Standard  Margin") of the total of such items (the total of such costs plus the  Standard Margin referred to as the "Estimated  Costs")
                  that will be incurred by Partner in connection  with providing the Flight
                  Services based on the Estimated  Statistics,  or, if  Frontier  fails to provide Estimated Statistics, based on the Estimated Statistics provided for the prior month.  Frontier will then pay the Estimated Costs no later than (i) the first  business  day of the month  for which the  Estimated
                  Costs have been invoiced, or (ii) five (5) business days following receipt by Frontier of the invoice, whichever is later. .

                  On or before the  Effective  Date,  Frontier  will pay to Partner  the
                  Estimated  Costs  for  the  first  two  months  of  Flight   Services.
                  Thereafter,  on the first  business day of each month during the Term,
                  Frontier  will pay to Partner the Estimated  Costs for the  subsequent month of Flight Services.  For example,  on January 1, 2004,  Frontier will pay to Partner the  Estimated  Costs for January and  February of
                  2004.  On  February  1,  2004,   Frontier  will  pay  to  Partner  the
                  Estimated Costs for March 2004.

         6.2      Settlement of Actual Costs.

                  6.2.1    Fixed  Costs.  Except  as  may be  modified  for  the  Option
                  Fleet,  Fixed  Costs  will  remain  fixed  during  the  term  of  this
                  Agreement  and  payment of the Fixed  Costs by Frontier at the time of payment of the Estimated  Costs will be considered  payment in full of the Fixed Costs.

                  6.2.2    Variable  Costs.  Upon  receipt  of  the  reports  due  under
                   Section 4.6 and  determination of the Utilization  Guaranty  described in Section 6.5,  Frontier will  determine  final  Variable  Costs (the
                  "Final Variable  Costs") for the prior month by multiplying the higher of (i) the actual  Unit of  Measure  incurred  in the prior  month for each of the  Variable  Cost set forth on  Exhibit  6.1.1,  or (ii) the
                  Unit of Measure applicable under the Utilization  Guaranty,  times the relevant  Unit Cost.  If the Final  Variable  Costs plus the  Standard
                  Margin exceed the Variable Costs and Standard  Margin paid by Frontier as part of the  Estimated  Costs at the  beginning of the prior month,
                  Frontier  will pay to Partner the excess  within 10 business  days or, at Partner's  option and  request,  add the excess to the next payment of  Estimated  Costs.  If the Final  Variable  Costs are less than the
                  Variable  Costs and  Standard  Margin  paid by Frontier as part of the
                  Estimated Costs under Section 6.1,  Partner will pay the difference to
                  Frontier  within 10 business days or, at Frontier's  option,  Frontier may deduct the difference from the next payment of Estimated Costs.

                  6.2.3    Pass  Thru  Costs.  Within  60 days of the end of each  month during  the term,  Partner  will  provide  Frontier  with  preliminary
                  information   and   supporting    invoices   and   other    supporting
                  documentation as may reasonably be requested by Frontier,  relating to the  actual  Pass  Thru  Costs  incurred  by  Partner  in such  month.
                  Frontier  will then  calculate  the total Pass Thru Costs as evidenced by the  supporting  documentation  and  invoices  times  the  Standard
                  Margin (the "Actual Pass Thru Costs").  If the  aggregate  Actual Pass
                  Thru Costs  plus the  Standard  Margin  for the Fleet  exceed the Pass
                  Through  Costs and  Standard  Margin  paid by  Frontier as part of the
                  Estimated  Costs  under  Section 6.1 for the month in which such costs were  incurred,  Frontier  will pay to Partner  the  excess  within 10 business days or, at Partner's  option and request,  add the excess to the next  payment by Frontier of  Estimated  Costs.  If the  aggregate
                  Actual Pass Thru Costs are less than the Pass Thru Costs and  Standard
                  Margin paid by Frontier as part of the  Estimated  Costs under Section
                  6.1 for the month in which such costs were incurred,  Partner will pay the  difference to Frontier  within 10 business days or, at Frontier's option,  Frontier may deduct the  difference  from the next payment of
                  Estimated Costs.  Notwithstanding  settlement of the above payments at the end of the 60 day period  described  above,  it is understood that
                  Partner may receive additional  invoices and supporting  documentation with respect to Pass Thru Costs after the 60 day period.  Partner will have the right to submit such  further  invoices  or other  supporting documentation  to Frontier  with  respect to Pass Thru Costs up to 120 days from the end of the month in which  such  Pass  Thru  Costs  were incurred by Partner,  at which time  Frontier  and Partner will settle any over or  underpayment  of the Pass Thru Costs in  accordance  with
                  the  procedures   described  above.  No  further  settlement  of  Pass
                  Through Costs will be permitted after the close of the 120 day period.

         6.3      Variable  Cost  Adjustments.  The  Adjustable  Portion of the Variable
                  Costs as set forth on Exhibit  6.1.1 will be  adjusted as set forth in this  Section 6 using the  indices  set forth next to the  category of
                  Variable Costs.

                  6.3.1    Definition.  "CPI" shall mean the Consumer Price Index,  U.S.
                           City Average,  Urban Wage Earners and Clerical  Workers,  All
                           Items (base  index year  1982-84 = 100) as  published  by the
                           United   States   Department   of  Labor,   Bureau  of  Labor
                           Statistics.  If the manner in which the Consumer  Price Index as  determined  by the  Bureau of Labor  Statistics  shall be
                           substantially  revised,  including,   without  limitation,  a
                           change in the base index year,  an  adjustment  shall be made by the parties in such  revised  index  which  would  produce results  equivalent,  as nearly as  possible,  to those which would have been  obtained  if such  Consumer  Price Index had not  been so  revised.  If the  Consumer  Price  Index  shall become  unavailable to the public because  publication is not
                           readily   available   to  enable  the  parties  to  make  the
                           adjustment  referred  to in this  Section,  then the  parties shall  mutually  agree to  substitute  therefore a comparable index based upon changes in the cost of living or  purchasing
                           power  of  the  consumer   dollar   published  by  any  other
                           governmental  agency or, if no such index shall be available, then a  comparable  index  published by a major bank or other financial  institution  or by a  university  or a  recognized financial publication.

                  6.3.2    Adjustment  Formula.  On each  anniversary  of the  Effective
                           Date (each an  "Adjustment  Date")  and  except as  otherwise specifically  provided  for in this  Agreement,  to determine the  amount  of  adjustment  or  increase  based on CPI,  the applicable  Adjustable  Portion of  Variable  Costs in effect for the prior twelve months shall be adjusted by  multiplying the  Adjustable  Portion of Variable  Costs in effect for the prior twelve months by a fraction,  the numerator which shall be the CPI for the  third  full  calendar  month  immediately preceding the Adjustment  Date, and the  denominator of which shall  be  the  CPI  for  the  same  calendar  month  in  the immediately preceding twelve month period (the "Adjustment").

                  6.3.3    MTX  Adjustment.   Variable Costs relating to maintenance
                           operations  and  identified  as adjusted  pursuant to the MTX
                           Index will be adjusted on each  anniversary  of the Effective
                           Date pursuant to the formula set forth on Exhibit 6.3.3.

                  6.3.4    Negotiated  Variable  Cost  Adjustment.   [***].

         6.4      Net Pre-Tax  Operating Margin Payment.  In addition to the amounts set forth above,  Frontier  will pay to Partner an incentive  payment (the
                  "Incentive  Payment")  relating to the pre-tax  net  operating  margin
                  [***]

                  The  Incentive  Payment  will  be  calculated  by  Frontier  within  5
                  business  days  following  the  filing  of  its  quarterly   financial
                  statements  with the SEC. The Incentive  Payment so determined will be paid to Partner at the time of the next  payment of  Estimated  Costs.
                  Notwithstanding  the above,  Partner  will have no right to receive an
                  Incentive  Payment,  and  the  quarterly  Incentive  Payment  will  be pro-rated,  for any month during the quarter Partner is in an OTP Cure
                  Period as defined in section  7.3 or an FCF Cure  Period as defined in section 7.4

         6.5      Utilization  Guarantee.  Frontier will guarantee a minimum daily block hour utilization  based on its original  estimate of [***] block hours per Aircraft in the Fleet less all Spare  Aircraft.  For example,  for
                  10 Core Aircraft,  Frontier would guarantee any Schedule would require
                  [***]  total  block  hours of flight per day (10 Core  Aircraft  times
                  [***] hours per day) during the Schedule  period.  If Frontier  either
                  (i) scheduled  fewer than the 10 Core Aircraft,  or (ii) scheduled the
                  10 Core  Aircraft  for fewer  than  [***]  hours per day,  during  its settlement of Variable Costs under Section 6.2.2,  notwithstanding the actual figures  reported by Partner,  Frontier would need to calculate the  Variable  Costs as if the actual  aircraft  and block hours flown during  the  period  were 10 and [***],  respectively.  Frontier  will also gross up any  reduction  in the  Aircraft  and block  hours flown during any period from the guaranteed  amount due to acts or omissions of Frontier's  employees,  agents, or subcontractors.  Notwithstanding the above,  Frontier  will not be liable for any  reduction  in actual
                  Aircraft  or block hours  flown  during any period due to  maintenance requirements  (includes heavy checks),  an  Extraordinary  Maintenance
                  Event (as defined in Section 6.7),  weather,  air traffic control,  or matters within Partner's Control.

         6.6      Statements  and Audit Rights.  All  statements  and other  information supplied by Partner  pursuant to Section 4.5 and this  Section 6 shall
                  be  accompanied   by  such   supporting   information,   documentation
                  described  on  Exhibit  6.6  attached  hereto,  and  as  Frontier  may reasonably  request from time to time (the "Backup  Information").  If
                   Frontier  reasonably disputes the amount set forth in any statement or the Backup Information is inadequate,  incomplete or inaccurate,  then
                  Frontier  shall pay the  undisputed  portion of such statement and the portions for which the Backup  Information  is adequate,  complete and accurate,  timely, and together with such payment provide Partner with a written  statement  detailing  any disputed  amount and the specific amounts for which the Backup Information is inadequate,  incomplete or inaccurate.  Frontier  and Partner  shall meet and confer on a regular basis as  necessary  to resolve any  disputed  amount and  inadequate, incomplete  or  inaccurate  Backup  Information  within 30 days  after
                  Frontier  provides  notice of the dispute.  Both  Frontier and Partner agree that it is in the best  interest  of both  parties to  initially attempt  to resolve  disputes  without  the use of third  parties in a cost effective manner. In the event resolution is not successful,  the parties will mutually  agree to use  alternative  dispute  services as
                  described  in  Section 15.12,   unless  otherwise   agreed.   Disputed
                  amounts and shall not be payable  until the  dispute is  resolved  and then shall be payable within 10 days after the dispute is resolved.

                  Frontier or Partner,  upon 10 business days' prior written notice, may at  its  sole  cost  and  expense  review  and  audit,  or  cause  its independent  accountants to review and audit for the preceding  twelve
                  months  of  operations,   records,   files,   information,   data  and
                  documentation   (including   computer   data  bases)  (the   "Record")
                  maintained by the other party specifically  related to the calculation of the  payments  required  to be made by  Frontier  pursuant  to this
                  Agreement.  Both  parties will allow the other's  internal  auditor or designees to  participate  in such review,  audit and  findings.  If a party's review of the Records  reveals an overcharge or  underpayment, then upon  demand  (subject to the other  party's  right to review and dispute such  findings),  the  appropriate  adjustment will be made as specified  above.  If the  overpayment  and/or  underpayment is 10% or more than the amount  that  should  have been  charged  or paid,  then there will also be a requirement of  reimbursement  for all reasonable out of pocket  fees,  expenses  and  charges,  including  the fees and charges of independent  accountants  retained by the auditing party to
                  complete  the  audit  permitted  by  this  Section,   within  30  days
                  following  receipt of a  detailed  invoice  setting  for the nature of such fees,  charges and expenses.  Partner and Frontier shall maintain all Records used in calculating  the sums payable or receivable  under this  Agreement in good condition and order at Frontier's or Partner's corporate  headquarters  for at least  three (3)  years  from the date such  Records  are  created.  Frontier  and  Partner  acknowledge  and understand  that audit  rights  under this  Section  shall be strictly limited to the Records involving the Frontier JetExpress operations.

         6.7      Extraordinary  Maintenance  Event.  When an AD or a major component failure that affects the Partner's entire fleet of CRJ-700 aircraft  (an
                  "Extraordinary Maintenance Event") occurs, Partner will advise Frontier's
                  VP Maintenance as soon as practicable.  Partner will then collect records and reports for all costs  and  expenses relating to the cure of the
                  Extraordinary Maintenance Event and submit to Frontier for review and approval, which approval will not be unreasonably withheld. Upon approval,
                  Frontier  will  reimburse  Partner  for all such  costs  and  expenses according  to the  following  formula:  the total  approved  costs and expenses will be divided by total  Partner fleet of CRJ-700  aircraft, with the  quotient  further  divided by the  average  number of months remaining  on the  leases  or  loans  in  place  with  respect  to the
                  Partner's  total Fleet.  This amount per month will then be multiplied by the  number  of  Aircraft  in the  Fleet  and the  number of months remaining in the term of this  Agreement.  Frontier  will then, at its option,  either  (i) pay the  amounts  as a lump sum,  or (ii) pay the amount  per month  per  aircraft  during  the  remaining  term of this
                  Agreement  as a  Pass  Thru  Cost;  provided  no  Standard  Margin  or
                  Incentive  Payment  will  be  made  on  these  amounts  or  costs.  If
                  Frontier  and  Partner  are unable to agree  whether an  Extraordinary
                  Maintenance  Event occurred or the costs  associated  with  addressing the  Extraordinary  Maintenance  Event,  the  parties  agree to use an independent  arbitrator  with  expertise  in aviation  maintenance  to resolve the dispute.  Should the arbitrator  rule in favor of Partner, the amortization  period will be as if it were the date the costs were first presented to Frontier.  Any  cancellations  and delays resulting from an  Extraordinary  Maintenance  Event will not be included in the determination of Partner's OTP or FCF calculations  under both Section
                  4 and  Section  7. For the  period  of the  Extraordinary  Maintenance
                  Event,  Frontier will only pay a margin and bonus margin on those days not  impacted  by the  event.  For  purposes  of  "Net-Pre  Tax Margin
                  Termination"  the quarter  during which an  Extraordinary  Maintenance
                  Event has occurred will not be included in the calculation.

         6.8      Start-up costs.  Frontier shall reimburse Partner for Start-up costs as set forth in Exhibit 6.1.2.

7.       Term and Termination.

         7.1      Term.  The  term of this Agreement (the "Term") commences on the  Effective  Date  and  shall  expire ("Expiration  Date") on the
                  12th anniversary of the Effective Date or, unless earlier terminated as provided in this Agreement.

         7.2      Agreement  Review.  Frontier  and  Partner shall meet within  60 days prior  to the  third  and  sixth anniversary of the Effective  Date of the  Agreement.  The purpose of this  meeting shall be to evaluate and modify the Agreement as the parties may deem appropriate. In the event the meeting does not occur by the anniversary date, or no agreement is reached  on  modifications of  the Agreement proposed by either party, within thirty days of the receipt of a proposal, at the sole discretion of either party. Frontier or Partner shall have the right to terminate this Agreement upon 30 days written notice (an "Interim Termination Notice").
                  In the event of an Interim Termination Notice, there shall be a one year
                  Ramp Down Period as described  in Section 7.9,  during which all terms of  the  Agreement  then  effect,  shall  control  both  Frontier  and
                  Partner.

         7.3      OTP Rate Early  Termination.  If at any time during the Term Partner's
                  OTP Rate falls  below the lower of (i)  Frontier's  OTP Rate,  or (ii)
                  [***]  (the  "OTP  Termination  Threshold")  for  three  of  any  four consecutive calendar months (an "OTP Cancellation  Event"),  Frontier, at its election,  may by written notice (an "OTP Performance  Notice")
                  inform  Partner that if Partner  does not achieve the OTP  Termination
                  Threshold and continue to meet the FCF Termination  Threshold for each of the next two calendar  months after receipt of the OTP  Performance
                  Notice (the "OTP Cure  Period"),  Frontier,  at its option may give an
                  OTP  Termination  Notice (as defined  below).  If,  after the OTP Cure
                  Period has expired  Partner has not cured the OTP  Cancellation  Event as set forth in the notice,  then  Frontier  may provide  Partner with written  notice of its intent to terminate  this Agreement on the date set  forth  therein  ("OTP  Termination  Notice"),  such date to be no earlier  than 180 days  from the date the OTP  Termination  Notice  is received by Partner.

         7.4      FCF Early  Termination.  If Partner's FCF falls below (a) for calendar year 2004 and Ramp Down Period,  the lower of (i)  Frontier's  FCF, or
                  (ii) [***],  or (b) for any other year  during the Term,  the lower of
                  (i) Frontier's  FCF, or (ii) [***] (the "FCF  Termination  Threshold")
                  for  three  of  any  four  consecutive   calendar  months  (an  "FCF
                  Cancellation  Event"),  Frontier,  at its  election,  may  by  written notice (an "FCF  Performance  Notice")  inform Partner that if Partner does not achieve the FCF  Termination  Threshold  and continue to meet the OTP  Termination  Threshold  for  each of the  next  two  calendar months  after  receipt of the FCF  Performance  Notice (the "FCF Cure
                  Period"),  Frontier,  at its option may give an FCF Termination Notice
                  (as  defined  below).  If,  after  the FCF  Cure  Period  has  expired
                  Partner has not cured the FCF  Cancellation  Event as set forth in the notice by the end of the FCF Cure  Period,  then  Frontier may provide
                  Partner with written  notice of its intent to terminate this Agreement on the date set forth therein ("FCF  Termination  Notice"),  such date to be no  earlier  than  180 days  from  the date the FCF  Termination
                  Notice is received by Partner.

         7.5      Overall  Performance Early Termination.  Beginning January 1, 2005 and
                  on January 1 of each  subsequent  year during the Term,  Frontier will calculate  Partner's  FCF and OTP for the  prior 24 month  period.  If either (i) Partner's OTP fails to meet the OTP Termination  Threshold, or (ii)  Partner's FCF falls below the FCF  Termination  Threshold for such 24 month period,  Frontier will have the right, at its option and at any time until June 30th of the year in which the  calculations are made,  to terminate  the term of this  Agreement  upon 180 days' prior written notice.

         7.6      Change of Control  Termination. This Agreement may be terminated by either  Partner or Frontier in the event  the  other  party,  including, in the case of Partner, all Affiliated Service Providers, experiences a change in control or a sale of substantially all of its assets by providing
                  30 days' prior written notice (the "Change Termination Notice"). For purposes of this  paragraph,  "change of control"  means any person or group (each as used in section  13(d)(3) and 14(d)(2) of the Exchange
                  Act) either becomes  the  beneficial  owner,  directly  or  indirectly, of voting securities  of either party  representing  50% or more of the combined voting power of all  securities of the party on a fully diluted basis, or  otherwise  has the ability, directly or indirectly, to elect a majority of the board of directors of the party.

         7.7      Route Overlap Termination. The following defined terms shall apply only for purposes of this Section 7.7:  (i) "Affiliate" means an entity majority owned by, owned in common with, or controlled by a party; (ii) "F9" means Frontier Airlines, Inc. and all Affiliates;
                  (iii) "QX" means Alaska Air Group and all Affiliates; (iv) "Routes"
                  means markets served using non-stop flights; (v) "Flight Leg" is one take-off and landing on a Route; (vi) "F9 Flight Legs" means the total number of Flight Legs on all Routes served by F9, or by Partner pursuant Flights operated under this Agreement, using aircraft operated by F9 or Partner, but not including Routes served by its other code share partners operating aircraft not owned or operated by
                  F9 or Partner; (vii) "F9 Departing Seats" means the total number of seats on the aircraft operated on the F9 Flight Legs; (viii) "QX
                  Flight Legs" means the total number of Flight Legs on all Routes served by QX using aircraft operated by QX, but not including Routes served by its other code share partners operating aircraft not owned or operated by QX; (ix) "QX Departing Seats" means the total number of seats on the aircraft operated on the QX Flight Legs; (x)
                  "Overlap Legs" means the number of Flight Legs flown by both F9 and
                  QX on the same Routes; and (xi) "Overlap Seats" means the number of seats on the aircraft operated on the Overlap Legs.

                  On the Effective Date, Frontier will calculate the number of F9
                  Departing Seats and Partner will calculate the number of QX Departing
                  Seats, each based on an average peak day in its schedule for the month of January 2004.  An overlap ratio (the "Base Ratio") will be determined in accordance with the following formula:

                                              [***]

                           where,

                           [***]

                           with all calculations rounded up to the nearest whole number

                  On each anniversary of the Effective Date, Frontier and Partner will calculate an Overlap Ratio in accordance with the procedures and formula set forth above.  If the then computed Overlap Ratio is greater than [***] the Base Ratio, then either party may terminate this Agreement by providing no fewer than 30 days' prior written notice (a " Route Overlap Notice") to the other party.

         7.8      Effect of  Termination.  If either  party  elects  to  terminate  this
                  Agreement  pursuant to this Section 7, Frontier and Partner shall make all  payments  as  required  by this  Agreement,  with full  rights of setoff as set forth herein,  for the period  through and including the termination  date set forth in the notice provided under Sections 7.2,
                  7.3, 7.4, 7.5, 7.6, or 7.7, as applicable.

         7.9      Ramp Down  Period.  At the final year of the Term,  or in the event of an early  termination  under Sections 7.2, 7.6 or 7.7, a one-year ramp down period will be  permitted  under which  Aircraft  will be removed from the  Fleet at a rate of 25% of the  Aircraft  then in the  Fleet, rounded up to the nearest  whole number,  per 90 day period  following the  effective  date of  termination  upon  the end of the  Term or as required by such  notice.  Any notice of  termination  under  Sections
                  7.2,  7.6 or 7.7 will state the dates on which the  Aircraft are to be removed from the Fleet.  For a  termination  upon the end of the Term,
                  Frontier  must provide  Partner 180 days notice of date that  aircraft will be taken out within each 90-day period.

8.       Service Mark License For Services Provided By Partner.

         8.1      Grant of  License.  For the  payment of $1.00,  Frontier  and  Partner each  hereby  grant to the  other a  non-exclusive,  non-transferable, revocable  license to use the other's  Service  Marks as Frontier  and
                  Partner may  designate,  in writing,  from time to time solely for the purpose of  conducting  the Flight  Services and Other  Services to be rendered  by  Partner;  provided,  however,  that at any time prior to expiration or termination  of this Agreement  Frontier and Partner may alter,  amend or revoke the  license  hereby  granted  and require the other's use of any new or different  Frontier or Partner  Service Mark in  conjunction  with the Flight  Services as Frontier and Partner may determine in its sole discretion and judgment.

         8.2      Terms and Conditions Governing Service Mark License.

                  8.2.1    Frontier  and  Partner  hereby  acknowledge   Frontier's  and
                           Partner's   ownership  of  their  respective  Service  Marks,
                           further  acknowledge the validity of their Service Marks, and agree that it shall not do  anything  in any way to  infringe or abridge upon the other's  rights in their Service Marks or directly  or  indirectly  to  challenge  the  validity of the other's  Service  Marks.  Frontier's and Partner's use of the
                           Service Marks inures to the benefit of the respective  party.
                           Frontier  and Partner  will sign any lawful  documents,  make any  lawful  declaration,  or provide  affidavits,  the other
                           reasonably   requests  in   connection   with  any  trademark
                           application  or  registration  for the  Frontier  or  Partner
                           Service Marks or any variation thereof.
                  8.2.2    To assure that the production,  appearance and quality of the
                           Frontier   Service  Marks  is  consistent   with   Frontier's
                           reputation for high quality and the goodwill  associated with the  Frontier  Service  Marks,  Partner  agrees to maintain a level of quality  consistent with  Frontier's  quality in the
                           Flight  Services it provides  pursuant to this  agreement and to follow Frontier's  written  instructions  regarding use of the  Frontier's  Service  Marks,  as they may be amended from time to time.  Partner  also  retains  the  right to  require
                           Frontier to follow Partner's written  instructions  regarding use of the Partner's  Service Marks,  as they may be modified from time to time.
                  8.2.3    Frontier  and Partner  agree that,  in  providing  the Flight
                           Services  and Other  Services,  they shall not  advertise  or make use of either  party's  Service  Marks without the prior written  consent of the other.  Frontier  and  Partner  shall have absolute  discretion to withhold its consent  concerning any and all such  advertising and use of its Service Marks in any  advertising.  In the event Frontier or Partner  approves the  use of  its  Service  Marks  in  any  advertising,  such advertising  shall  identify the owner of such Service  Marks and conform  with any  additional  requirements  specified by the owner.
                  8.2.4    To the extent that either party  licenses the use its Service
                           Marks,  the Service  Marks  shall be used only in  connection with  the  Flight  Services  and not in  connection  with any other business or activity of Frontier,  Partner or any other entity.
                  8.2.5    Nothing in this  agreement  shall be construed to give either party the  exclusive  right to use the other's  Service Marks or abridge the  owner's  right to use and license the Service
                           Marks,  and Frontier and Partner  herby  reserve the right to continue to use its Service  Marks and to license  such other uses of its Service Marks, as it may desire.
                  8.2.6    No term or provision of the  Agreement  shall be construed to preclude  Frontier  from  allowing  the  use of the  Frontier
                           Service  Marks,   including  "Frontier  JetExpress,"  or  the
                           aircraft   exterior   color  decor  and   patterns  by  other
                           individuals or entities not covered by this Agreement.
                  8.2.7    Upon the  termination  or expiration of this  Agreement,  the license and use of the Frontier and Partner  Service Marks by
                           the other  shall  cease  and such use  shall  not  thereafter occur.
9.       Liability and Indemnification.

         9.1      Relationship   Between  the   Parties.   Nothing   contained  in  this
                  Agreement  will be deemed  to create  any  agency  or  partnership  or similar relationship  between Frontier and Partner.  Nothing contained in this  Agreement  will be deemed to  authorize  either  Frontier  or
                  Partner to bind or  obligate  the  other.  Partner  and its  employees engaged in performing the Flight  Services and Other Services shall be employees  of Partner  for all  purposes,  and under no  circumstances shall be deemed to be employees,  agents or independent contractors of
                  Frontier.  Frontier  and  its  employees  engaged  in  performing  the obligations  of  Frontier  under this  Agreement  shall be  employees, agents and independent  contractors of Frontier for all purposes,  and under no  circumstances  shall be  deemed to be  employees,  agents or independent  contractors  of  Partner.  Pursuant  to  this  Agreement,
                  Partner shall act, for all purposes, as an independent  contractor and not as an agent  for  Frontier.  Frontier  shall  have no  supervisory power or control over any  employees  engaged by Partner in connection with their  performance  hereunder,  and all  complaints  or requested
                  changes  in  procedures   shall  be   transmitted  by  Frontier  to  a
                  designated  officer of Partner.  Nothing  contained in this  Agreement shall be intended to limit or  condition  Partner's  control  over its operations  or the  conduct of its  business  as an air  carrier,  and
                  Partner and its principals  assume all risks of financial losses which may  result  from the  operation  of the  Flight  Services  and  Other
                  Services to be provided by Partner hereunder.
                  Each party  accepts full and  exclusive  liability for the payments of workers'  compensation  and employer's  liability  insurance  premiums with  respect to its own  employees  and for the payment of all taxes, contributions or other payments for  unemployment  compensation or old age  benefits,  pensions or annuities  now or  hereafter  imposed upon employers  by the  government  of the  United  States  or by any other national,  state, or local governmental  authority having jurisdiction with respect to a party's employees,  measured by the wages, salaries, compensation,  or  other  remuneration  paid to a  party's  employees.
                  Each party  further  agrees to make such payments and to make and file all reports,  and to do  everything  necessary to comply with the laws imposing such taxes, contributions or other payments.

         9.2      Indemnification  by Partner.  Partner agrees to indemnify,  defend and hold harmless Frontier, its directors,  officers,  employees,  agents, parent corporation,  subsidiaries and affiliates for, from and against any and all loss,  liability,  claim, damage,  penalty,  fine, charge, cause of action,  demand,  cost and expense (including  attorneys' and consultants' fees and costs) whatsoever (collectively,  "Damages"), as incurred,  arising out of, or resulting from: (i) the provision of the
                  Flight   Services  by  Partner  or  any  of  its  employees,   agents,
                  licensees,  officers  or  directors;  (ii)  Partner's  breach  of this
                  Agreement;  (iii) damage or destruction of property of any person,  or injury  or death of any  person,  caused  by,  arising  out of,  or in connection  with  any  act or  omission  of  Partner,  its  employees, agents, licensees, contractors,  suppliers, officers or directors; and
                  (iv) Partner's  failure to comply with any Regulations.  Partner shall reimburse  Frontier or other  Indemnified Party (as defined below) for
                  any   legal   and  any   other   expenses   reasonably   incurred   in
                  investigating,  preparing  or  defending  against  any claim or action arising  out of or  relating to any of the  foregoing.  The  indemnity provisions  of this  paragraph  9.2 will not apply if it is determined by final  decision of a court or tribunal  that,  with  respect to the cause of the  applicable  Damages,  the  percentage of  responsibility allocated  to Partner is less than the  percentage  of  responsibility allocated  directly to Frontier for its negligence,  gross negligence,
                  or  willful  misconduct.  The  indemnification   obligations  of  this
                  paragraph  9.2  shall  survive   termination  or  expiration  of  this
                  Agreement.

         9.3      Indemnification  by Frontier.  Frontier  agrees to  indemnify,  defend
                  and  hold  harmless  Partner,  its  directors,   officers,  employees,
                  agents,  subsidiaries  and affiliates and their officers and directors for,  from and against any and all Damages,  as incurred,  arising out of, or resulting from: (i) Frontier's  breach of this Agreement;  (ii)
                  damage or  destruction  of property of any person,  or injury or death of any person,  caused by,  arising out of, or in connection  with any act  or  omission  of  Frontier,  its  employees,  agents,  licensees,
                  contractors,   suppliers,   officers  or   directors   in   performing
                  Frontier's  obligations or in connection with Flight  operations;  and
                  (iii)  Frontier's  failure  to  comply  with  any of the  Regulations.
                  Frontier  shall  reimburse  Partner  or other  Indemnified  Party  (as defined  below)  for any  legal  and  any  other  expenses  reasonably incurred in  investigating,  preparing or defending  against any claim or action  arising  out of or relating  to any of the  foregoing.  The indemnity  provisions  of this  paragraph  9.3 will not apply if it is determined  by  final  decision  of a court  or  tribunal  that,  with respect to the cause of the  applicable  Damages,  the  percentage  of responsibility  allocated to Frontier is less than the  percentage  of responsibility  allocated  directly  to  Partner  for its  negligence,
                  gross  negligence,   or  willful   misconduct.   The   indemnification
                  obligations  of  this  paragraph  9.3  shall  survive  termination  or expiration of this Agreement.

         9.4      Conduct  of   Indemnification   Proceedings.   The  person  or  entity
                  claiming indemnification hereunder is referred to as the "Indemnified
                  Party" and the party  against whom such claims are asserted  hereunder is referred to as the  "Indemnifying  Party".  Each Indemnified  Party
                   shall give reasonably  prompt notice to the Indemnifying  Party of any action  or  proceeding  or  assertion  or  threat  of claim  commenced against it in respect of which indemnity may be sought hereunder,  but failure to so notify the Indemnifying  Party (i) shall not relieve the
                  Indemnifying  Party  from any  liability  which it may have  under the indemnity  agreement  provided  in this  Agreement,  unless and to the extent the Indemnifying  Party did not otherwise learn of such action, threat  or  claim  and the lack of  notice  by the  Indemnified  Party results in the  forfeiture by the  Indemnifying  Party of  substantial rights and  defenses  and (ii) shall not,  in any event,  relieve  the
                  Indemnifying  Party  from any  obligations  to the  Indemnified  Party other than the indemnification obligation provided under Sections 9.2 and 9.3 above.  If the  Indemnifying  Party elects within a reasonable time after receipt of notice,  the  Indemnifying  Party may assume the defense  of the  action or  proceeding  at  Indemnifying  Party's  own expense with counsel chosen by the Indemnifying  Party and approved by the Indemnified  Party;  provided,  however,  that, if the Indemnified
                  Party reasonably  determines upon advice of counsel that a conflict of interest exists where it is advisable for the Indemnified  Party to be represented  by  separate  counsel or that,  upon  advice of  counsel, there may be legal  defenses  available to it which are different from or in addition to those available to the Indemnifying  Party, then the
                  Indemnified  Party shall be  entitled  to separate  counsel at its own expense,  which  counsel shall be chosen by the  Indemnified  Party in its sole  discretion.  If the  Indemnifying  Party does not assume the defense,  after having  received the notice  referred to in the second sentence  of  this  Section,  the  Indemnifying  Party  will  pay  the reasonable  fees and  expenses of counsel for the  Indemnified  Party.
                  Unless and until a final  judgment  that an  Indemnified  Party is not entitled to the costs of defense  under the foregoing  provision,  the
                  Indemnifying  Party shall  reimburse,  promptly as they are  incurred, the Indemnified Party's costs of defense.

         9.5      Insurance.

                  9.5.1    Frontier  and  Partner,  at all times during the Term of this
                           Agreement,  shall have and maintain in full force and effect, policies of insurance  of the types of  coverage,  and in the minimum  amounts  stated  below with  insurance  companies of
                           recognized   reputation  and  responsibility  in  the  United
                           States  commercial  air  carrier  industry,  licensed  to  do business in the state(s) of the  location(s)  covered by this
                           Agreement,  including insurance coverage on all Aircraft used to provide Flight Services.  Unless otherwise specified,  the minimum  amounts of  insurance  coverage  required  hereunder shall  be per  occurrence,  combined  single  limit  for  all insurance coverage required hereunder.

                             1.   Aircraft Liability                   [***].per Occurence
                                     and Ground                          Combined Single
                                  Liability Insurance                  Limit of Liability
                                  (including Commercial                     for CRJs
                                  General Liability)

                                  a. Bodily Injury                      Included in
                                     and Personal                       Combined Single
                                     Injury - Passengers                      Limit

                                  b. Bodily Injury                      Included in
                                     and Personal                       Combined Single
                                     Injury - Third Parties                 Limit

                                  c. Property Damage                    Included in
                                                                        Combined Single
                                                                            Limit

                                                                        Per Accident

                             2.   Worker's Compensation                 Statutory
                                  Insurance (Company
                                  Employees)

                                  Employers' Liability                  [***].
                                  (Company Employees)

                                  Baggage                               [***] (per
                                  Liability                             Passenger),
                                                                        unlimited for
                                                                        assistive devices

                                  Cargo Liability                       [***] any One
                                                                        Aircraft.

                                                                        [***] any One
                                                                        Disaster with
                                                                        Terms, Limitations
                                                                        and Conditions
                                                                        Acceptable to
                                                                        Frontier

                  9.5.2    The parties hereby agree that from time to time during the Term of this Agreement, Frontier and Partner may  agree  that it is necessary for Partner to have and maintain amounts of insurance coverage different from those amounts set forth in Section 9.5.1.
                           If these changes in coverage are agreed to by Partner, Partner shall implement these changes upon the earlier of the renewal of the applicable policy and the effective date of the Regulation, if any, requiring the insurance coverage.

                  9.5.3    Partner and Frontier shall cause all policies of insurance which they  maintain  pursuant  to this Agreement,  to be duly and properly endorsed by Partner's insurance underwriters as follows:

                             9.5.3.1        To  provide  that   Partner's   underwriters
                                            shall waive any and all  subrogation  rights
                                            against Frontier,  its directors,  officers,
                                            agents and employees  without  regard to any
                                            breach  of   warranty   by   Partner  or  to
                                            provide  other  evidence  of such  waiver of
                                            recourse  against  Frontier,  its directors,
                                            officers,  agents,  or employees as shall be
                                            acceptable   to   Frontier   to  the  extent
                                            Partner is liable pursuant to Section 9.2.

                             9.5.3.2        To  provide  that  Frontier's   underwriters
                                            shall waive any and all  subrogation  rights
                                            against  Partner,  its directors,  officers,
                                            agents and employees  without  regard to any
                                            breach  of   warranty   by  Frontier  or  to
                                            provide  other  evidence  of such  waiver of
                                            recourse  against  Partner,  its  directors,
                                            officers,  agents,  or employees as shall be
                                            acceptable   to   Partner   to  the   extent
                                            Frontier is liable pursuant to Section 9.3.

                             9.5.3.3        Be duly and  properly  endorsed  to  provide
                                            that each such  policy  or  policies  or any
                                            part  or   parts   thereof   shall   not  be
                                            canceled,    terminated,    or    materially
                                            altered,  changed or amended by  Frontier or
                                            Partner's  insurance   underwriters,   until
                                            after 30 days'  written  notice to  Frontier
                                            or  Partner  which 30 days'  written  notice
                                            shall  commence  to run from  the date  such
                                            notice is issued to  Frontier  or Partner or
                                            such  shorter  period (10 days in respect to
                                            non-payment   of   premium/7days   or   such
                                            shorter  period  as my  exist in the case of
                                            a War Risk coverage).

                  9.5.4    With respect to policies of  insurance  described as Aircraft
                           Liability  and Ground  Liability  Insurance and to the extent of the  indemnity  provided  by Partner  in  Section  9.2 and
                           Frontier in Section  9.3,  Frontier  and Partner will provide that Frontier's and Partner's policies:

                             9.5.4.1        Name  the  other   party,   its   directors,
                                            officers,   agents,  parents,   subsidiaries
                                            and   employees   as   Additional   Insureds
                                            thereunder.

                             9.5.4.2        Constitute   primary   insurance   for  such
                                            claims  and   acknowledge   that  any  other
                                            insurance  policy or  policies  of the other
                                            party   will   be    secondary   or   excess
                                            insurance; and

                             9.5.4.3        Provide     a     cross-liability     clause
                                            acceptable to both  parties,  and a specific
                                            contractual  liability  insurance  provision
                                            covering  liability  assumed by Frontier and
                                            Partner under this Agreement.

                  9.5.5      With  respect  to  policies  of   insurance   for  coverage
                             described  as  Aircraft   Liability  and  Ground  Liability
                             Insurance,  Partner shall cause its insurance  underwriters to provide a breach of warranty clause.

                  9.5.6      Upon  request by  Frontier  and Partner  shall  furnish the other with  evidence of the  aforesaid  insurance  coverage and by providing  certificates of insurance certifying that
                             the  aforesaid   insurance  policy  or  policies  with  the
                             aforesaid  policy limits are duly and properly  endorsed as aforesaid and are in full force and effect.

                  9.5.7      Frontier shall maintain cargo liability coverage,  in types
                             and   amounts   required   by  law,   for  all   airfreight
                             transported  by  Partner  under a  Frontier  airbill on any
                             Flights.

10.  Confidentiality.

         10.1     Frontier and Partner agree that the terms of this  Agreement  shall be treated as  confidential  and shall not be disclosed to third  parties without the express  written  consent of Frontier and  Partner,  or as required by law.  In the event of  disclosure  required  by law,  only those  portions of this  Agreement  required to be disclosed  shall be disclosed.  The  disclosing  party  shall make good  faith  efforts to minimize  the  portions to be  disclosed  and shall seek  confidential
                  treatment  by  the   receiving   party  or  agency  for  any  portions
                  disclosed.  In the  event of one  party  being  served a  subpoena  or discovery  request,  prior to  responding  to the subpoena or request, the party  served  shall  notify the other  party to provide the other party an  opportunity  to contest the  disclosure of any terms of this
                  Agreement.

         10.2     "Confidential  Information"  means the terms  and  conditions  of this
                  Agreement  and any and all  information  or data  shared  between  the parties or learned  by either  party as the result of the  performance of its obligations under this Agreement,  including but not limited to
                  information  and  data  relating  to  fares,   route  performance  and
                  profitability,   maintenance  programs,  technical  manuals,  or  load
                  factors,  in  any  form,   including,   without  limitation,   written
                  documents,  oral communications,  recordings,  videos,  software, data bases,  business plans, and electronic and magnetic media,  except for information  generally  available to the public.  Frontier and Partner agree  that  they  shall  maintain  all  Confidential  Information  in confidence and use such Confidential  Information  solely for purposes of performance  under this Agreement.  Such  Confidential  Information shall be  distributed  within each  party's  company only to personnel and  to  its  legal  counsel,  auditors  and  other  consultants  on a need-to-know  basis  for  purposes  related  to this  Agreement  or in
                  compliance   with  a  court   order   or   statutory   or   regulatory
                  requirements.   Except  for  legal  counsel  and   auditors,   and  as
                  permitted by Section  10.1,  in no event shall  either party  disclose
                  Confidential  Information to any third parties  except  subcontractors and independent  consultants and then only if approved by both parties in writing in advance  of such  disclosure.  Confidential  Information does not include  information  that is available to the general public other  than as a  result  of  disclosure  by the  disclosing  party or
                  information  that  was  known  or   independently   developed  by  the
                  receiving  party prior to disclosure,  as evidenced by records kept in the ordinary course of business.

11.      Taxes.   Partner shall pay, prior to delinquency, those taxes related directly to the Partner's  provision of Flight  Services  under this  Agreement with the following exceptions.  For the purposes of this Agreement,  Partner will not be construed  as the  seller  of  transportation  to the  passenger.  Fuel  taxes, property  taxes,  and sales taxes on aircraft parts and  maintenance  equipment associated  with this Agreement will be treated as Pass Thru Costs.  Net income taxes on Partner's  profits are the  responsibility  of Partner.  Frontier will pay,  prior to  delinquency,  all taxes  imposed on any sums paid by Partner to
         Frontier under this Agreement.

12.      Defaults and Remedies.

         12.1     Default  by  Partner.  The occurrence of any one or more of the following  events  shall  constitute  a material  default and breach of this  Agreement by Partner (an "Event of Default"):

                  12.1.1   The failure of Partner to make any payment required to be made to Frontier by Partner  hereunder,  as and  when due, and such failure  continues for five (5) days  after  Partner's receipt of written notice from Frontier;

                  12.1.2   The  failure of  Partner  to  observe  or perform  any of the
                           material   covenants,   conditions   or  provisions  of  this
                           Agreement to be observed or performed by Partner,  other than as described in 12.1.1 and such failure shall  continue for a period of 15 days after written  notice thereof from Frontier to  Partner  or  such  longer  period  as may  be  reasonably necessary  to  complete  the cure of such  failure  up to 120
                           days;   provided  Partner  commences  such  cure  during  the
                           initial 15-day period and pursues the cure to completion;

                  12.1.3   (i) the  cessation  of  Partner's  business  operations  as a going  concern;  (ii) the making by  Partner  of any  general
                           assignment,   or  general  arrangement  for  the  benefit  of
                           creditors;  (iii) the  inability of Partner to generally  pay
                           Partner's  debts  as  they  come  due and  Partner's  written admission  of its  inability  to pay its  debts as they  come due;  (iv) the filing by or against  Partner of a petition to
                           have   Partner   adjudged   bankrupt   or  a   petition   for
                           reorganization  or  arrangement  under  any law  relating  to bankruptcy  (unless,  in the case of petition  filed  against
                           Partner, the same is dismissed,  stayed or vacated within 120 days);  (v) an  adjudication  of Partner's  insolvency;  (vi)
                           appointment  of a trustee or receiver to take  possession  of
                           substantially   all  of   Partner's   assets   which  is  not
                           dismissed,  stayed or vacated  within 120 days;  or (vii) the
                           attachment,   execution   or  other   judicial   seizure   of
                           substantially   all  of   Partner's   assets   which  is  not
                           dismissed, stayed or vacated within 120 days.

                  12.1.4   Upon an Event of  Default,  Frontier  may  within  30 days of such Event of  Default:  (a) by written  notice to Partner (a
                           "Default  Termination  Notice"),   terminate  this  Agreement
                           effective   as  of  the  date  set   forth  in  the   Default
                           Termination  Notice  which date shall not be less than 30 nor more than 180 days after the date of the Default;  and/or (b)
                           pursue all other rights and  remedies  available at law or in equity  to  Frontier  for the  Event of  Default,  including, without limitation,  injunctive relief,  specific performance and damages.  After receipt of a Default  Termination Notice,
                           Partner  shall  continue to provide the Flight  Services  and
                           Other Services in accordance  with this  Agreement  until the termination date set forth in the Default  Termination Notice and provided  Frontier has  satisfied its  obligations  under the  Agreement.  No remedy or election by Frontier  hereunder shall be deemed exclusive,  but shall,  wherever possible, be cumulative  with all other  rights and  remedies at law or in equity.

         12.2     Frontier  Default.  The occurrence of any one or more of the following events  shall  constitute  a  material  default  and  breach  of  this
                  Agreement by Frontier (an "Frontier Event of Default"):

                  12.2.1   The failure of  Frontier  to make any payment  required to be made to Partner by Frontier  hereunder,  as and when due, and such  failure  continues  for two  (2)  business  days  after
                           Frontier's receipt of written notice from Partner;

                  12.2.2   The  failure of  Frontier  to  observe or perform  any of the covenants,  conditions or provisions of this  Agreement to be observed or performed  by  Frontier,  other than as described in  Section  12.2.1 and such  failure  shall  continue  for a period of 15 days after written  notice  thereof from Partner to  Frontier  or  such  longer  period  as may be  reasonably necessary  to complete  the cure of such  failure,  up to 120 days,  provided  Frontier  commences  such  cure  during  the initial 15-day period and pursues the cure to completion;

                  12.2.3   (i) the  cessation of  Frontier's  business  operations  as a going  concern;  (ii) the making by  Frontier  of any general
                           assignment,   or  general  arrangement  for  the  benefit  of
                           creditors;  (iii) the  inability of Frontier to generally pay
                           Frontier's  debts  as they  come  due or  Frontier's  written admission  of its  inability  to pay its  debts as they  come due; (iv) the filing by or against  Frontier of a petition to
                           have   Frontier   adjudged   bankrupt   or  a  petition   for
                           reorganization  or  arrangement  under  any law  relating  to bankruptcy  (unless,  in the case of petition  filed  against
                           Frontier,  the same is  dismissed,  stayed or vacated  within
                           120 days);  (v) an  adjudication  of  Frontier's  insolvency;
                           (vi)  appointment of a trustee or receiver to take possession of  substantially  all  of  Frontier's  assets  which  is not dismissed,  stayed or vacated  within 120 days;  or (vii) the
                           attachment,   execution   or  other   judicial   seizure   of
                           substantially   all  of   Frontier's   assets  which  is  not
                           dismissed, stayed or vacated within 120 days.

                  12.2.4   Upon the occurrence  and  continuance of an Frontier Event of
                           Default  under  Section   12.2.1,   Partner  may  immediately
                           terminate this Agreement,  discontinue  Flight Services,  and
                           /or pursue all other rights and remedies  available at law or in equity, including, without limitation,  injunctive relief, specific  performance  and damages.  Under any other Frontier
                           Event of  Default,  Partner  may:  (a) by  written  notice to
                           Frontier  (an  "Frontier  Default  Notice")   terminate  this
                           Agreement  effective as of the date set forth in the Frontier
                           Default  Notice which date shall not be less than 30 nor more than  180  days  after  the  date of the  Frontier  Event  of
                           Default;  and/or  (b) pursue  all other  rights and  remedies available  at law or in equity to  Partner  for the  Frontier
                           Event of Default, including,  without limitation,  injunctive relief,  specific  performance and damages.  After receipt of
                           a  Frontier  Default  Notice,   Frontier  shall  continue  to
                           perform  its  obligations  under  this  Agreement  until  the termination  date set forth in the Frontier  Default  Notice.
                           No remedy or  election by Partner  hereunder  shall be deemed exclusive,  but shall,  wherever possible, be cumulative with all other rights and remedies at law or in equity.

13.  Records and Reports.

         13.1     Retention of Records.  Frontier  and Partner  shall retain all records developed in connection  with this Agreement in accordance the express terms of this  Agreement  and as  required by  applicable  law and the
                  Regulations.

         13.2     Provision   of   Additional   Records.   Subject  to  DOT   practices,
                  regulations and procedures,  Partner shall promptly furnish  Frontier, upon  written  request by Frontier  with a copy of every final  report that it prepares and is required to submit to the DOT,  FAA,  National
                  Transportation   Safety  Board  or  any  other  governmental   agency,
                  relating to any  accident or incident  involving  an Aircraft  used in performing  Flight Services under this  Agreement,  when such accident
                  or  incident  is  claimed  to  have   resulted  in  the  death  of  or
                  substantial  injury  to any  person  or the loss  of,  damage  to,  or destruction  of any  property.  Frontier  agrees  to  treat  all  such material  supplied by Partner pursuant to this Section as Confidential as defined under Section 10 of this Agreement.

14.      Exclusivity.  Nothing  contained in this  Agreement  shall  restrict  either party from  entering into any other code-share agreement with any other party.

15.      Miscellaneous Provisions.

         15.1     Notices.  All  notices,  consents,   approvals  or  other  instruments
                  required or  permitted  to be given by either  party  pursuant to this
                  Agreement  shall  be in  writing  and  given  by:  (i) hand  delivery;
                  (ii) facsimile;   (iii) express   overnight   delivery   service;   or
                  (iv) certified  or registered mail,  postage  prepaid,  return receipt requested.  Notices  shall be provided  to the  parties and  addresses
                  (or facsimile  numbers,  as applicable)  specified  below and shall be effective  upon receipt or the rejection of such  delivery,  except if delivered  by facsimile  outside of business  hours in which case they shall be effective on the next succeeding business day:

                  If to Frontier:           Frontier Airlines, Inc.
                                            7001 Tower Road
                                            Denver, Colorado 80239
                                            Attn: Vice President - Marketing & Planning
                                            Telephone:  [***]
                                            Facsimile: [***]

                  If to Partner:            Horizon Air
                                            19521 International Boulevard
                                            Attn:  Vice President, Finance
                                            Telephone:  [***]
                                            Facsimile:  [***]

         15.2     Waiver  and  Amendment.  No  provisions  of this  Agreement  shall  be deemed waived or amended except by a written instrument  unambiguously setting  forth the matter  waived or  amended  and signed by the party against  which  enforcement  of such  waiver or  amendment  is sought.
                  Waiver of any  matter  shall not be deemed a waiver of the same or any other matter on any future occasion.

         15.3     Captions.   Captions   are  used   throughout   this   Agreement   for
                  convenience  of  reference  only and  shall not be  considered  in any manner in the construction or interpretation hereof.

         15.4     Attorneys'  Fees.  In the event of any  judicial or other  adversarial
                  proceeding  between  the  parties   concerning  this  Agreement,   the
                  prevailing  party shall be entitled to recover its attorneys' fees and other  costs  in  addition  to any  other  relief  to  which it may be entitled.

         15.5     Entire Agreement. This Agreement,  including all attached exhibits and schedules,  constitutes the entire agreement  between the parties with respect  to  the  subject  matter  hereof  and  supercedes  any  prior agreements,  whether  written or oral,  with respect to such  matters, and  there are no other  representations,  warranties  or  agreements, written or oral,  between  Frontier  and Partner  with  respect to the subject matter of this Agreement other than as set forth herein.

         15.6     Jurisdiction;   Choice  of  Law.   For   purposes  of  any  action  or
                  proceeding  arising out of this  Agreement,  the parties hereto hereby expressly submit to the non-exclusive  jurisdiction of all federal and state courts located in the State of Colorado.  This  Agreement  shall be governed by and construed in accordance  with the laws of the State of New York.

         15.7     Severability.  If this  Agreement,  any one or more of the  provisions of this Agreement,  or the  applicability of this Agreement or any one or more of the provisions of this  Agreement to a specific  situation, shall be held  invalid,  illegal or  unenforceable  or in violation of any contract or  agreement  to which  Partner or Frontier are a party, then  Frontier  and Partner  shall in good faith amend and modify this
                  Agreement,  consistent  with the intent of Partner  and  Frontier,  as evidenced by this Agreement,  to the minimum extent  necessary to make it or its application  valid,  legal and enforceable and in accordance with  the  applicable  agreement  or  contract,  and the  validity  or enforceability  of all  other  provisions  of this  Agreement  and all other  applications  of any  such  provision  shall  not  be  affected thereby.

         15.8     Force Majeure.   A party may not consider any default, delay, or
                  failure to perform by the other party, including Partner's failure to achieve the OTP and/or the FCF rates required under this Agreement, other than a failure to pay amounts when due, as a breach of this
                  Agreement if such default, delay or failure to perform is shown to be due entirely to causes beyond the reasonable control of the party charged with a default including, but not limited to, causes such as strikes or other labor disputes, riots, civil disturbances, actions of governmental authorities that effect Partner's  fleet of CRJ-700 aircraft, epidemics, war, embargoes, terrorism, weather, fire, earthquakes, nuclear disasters, or acts of God or of the public enemy.

         15.9     Counterparts.   This   Agreement  may  be  executed  in  one  or  more
                  counterparts, each of which shall be deemed an original.

         15.10    Binding  Effect.  This  Agreement  shall be binding  upon and inure to the benefit of Frontier  and Partner and their  respective  successors and permitted assigns.

         15.11    No  Assignment.  The rights,  obligations  and duties of Frontier and
                  Partner under this Agreement may not be assigned or  delegated, except as may otherwise be mutually  agreed by Frontier and Partner, which shall not be unreasonably withheld.

         15.12    Arbitration.  Except as otherwise expressly provided herein, any controversy, dispute, disagreement or claim between the parties arising under or relating to this Agreement (a "Dispute"), including any question concerning the validity, termination, interpretation, performance, operation, enforcement or breach of this Agreement, shall be referred to binding arbitration.  Each of Frontier and
                  Partner irrevocably submits to the exclusive jurisdiction of such arbitration and expressly and irrevocably waives its rights to bring suit against the other party in any court of law except for the limited purpose of enforcing an arbitral award obtained in respect of a Dispute, or for obtaining any injunctive relief available to it under the laws of any jurisdiction for a breach or threatened breach by the other party of this Agreement that threatens irreparable damage.

                  Any Dispute submitted for arbitration will be finally settled by binding and confidential arbitration according to the American
                  Arbitration Association Commercial Arbitration Rules (the "Rules"),
                  except as modified by mutual agreement of Frontier and Partner.  In the event of a conflict between the Rules and this Section 15.12, the provisions of this Section 15.12 will prevail.  The arbitration will be conducted by three arbitrators, each of whom will be knowledgeable about the legal, marketing and other business aspects of the airline industry, unless otherwise agreed.  Initially, and until written notice has been received to the contrary, all notifications and communications arising from the arbitral proceedings may be made to the parties in the manner and the addresses specified in Section 15.1.

                  In the event that any Dispute is submitted to arbitration, all then current Disputes (including counterclaims between the parties) will be consolidated in a single arbitration proceeding.  The arbitral proceeding will not exceed ninety (90) days commencing on the date the last arbitrator accepts his or her appointment.  If the arbitral award is not issued within this time, then the arbitration proceeding will be renewed automatically for another ninety (90) days.  Evidence may not be taken in the arbitral proceeding except in the presence of both parties and all witnesses, if any, may be questioned by both parties.  Notwithstanding the outcome of any Dispute, each party will bear its own costs and expenses, including attorneys' and expert fees, relating to any arbitration occurring pursuant to this Section.

                     IN  WITNESS   WHEREOF,   the  parties  executed  and  deliver  this
         Agreement as of the date first written above.

                                                              Frontier Airlines, Inc.,
                                                              a Colorado corporation

                                                              By:
                                                              Name:
                                                              Title:

                                                              HORIZON AIR INDUSTRIES, INC.
                                                              a Washington corporation

                                                              By:
                                                              Name:
                                                              Title:

                                        EXHIBITS

Schedule A                 Certain Defined Terms
Exhibit 1.1                Partner Operational and Maintenance Practices
Exhibit 1.3.1              Initial Fleet
Exhibit 1.3.3              Configuration, Decor and Livery Standards
Exhibit 1.6.1              Pilot and Flight Attendant Appearance Standards
Exhibit 6.1.1              Fixed, Variable and Pass Thru Costs
Exhibit 6.1.2              Training/Start-up Pass Thru Costs
Exhibit 6.3.3              MTX Variable Cost Adjustment Formula
Exhibit 6.6                Backup Documentation

                                      EXHIBIT 1.1

                    PARTNER'S OPERATIONAL AND MAINTENANCE PRACTICES

1.  Aircraft are scheduled to have a minimum turn time of [***] minutes in the hub, and [***] minutes of minimum turn time in non-hub stations.

2.  Three aircraft are scheduled to RON in DEN, or another MTX RON location as mutually agreed, each night, of which two are scheduled Aircraft and one is a spare
Aircraft.  Two Aircraft will have a minimum ground time of [***], and 1 Aircraft will have a minimum ground time of [***]. The Schedule will provide that each aircraft will remain overnight in DEN or MTX RON location at least once every [***].

3.  Each line of flying that originates at a non-maintenance RON location as defined in section 1.7.2 in the agreement, will be scheduled to have one [***] turn in DEN each day.

                                      EXHIBIT 1.3.1

Initial Fleet - 8 + 1 Spare

                   Anticipated                                Number of
                  In-Service                                  Aircraft
                     Month
                   [***]2004                            3 Core + 1 Spare; 4 Used

                   [***]2004                                2 Core; 2 New

                   [***]2004                                1 Core; Used

                   [***]2004                                1 Core; Used

                   [***]2004                                1 Core; Used

                                     EXHIBIT 1.3.3

                       CONFIGURATION AND INTERIOR DECOR STANDARDS

Aircraft seating configuration

1.  All aircraft will be configured to have 70 seats with a 31 inch pitch, except for the exit row, which will have a 41 inch pitch.

2.  Seats will be covered in color (color#) leather according to the current Horizon standard interior configuration (reference to Horizon aircraft configuration manual)
for a Bombardier CRJ-700 aircraft.

Carpeting

All aircraft interiors will have carpet according to current Horizon standard interior configuration (reference to Horizon aircraft configuration manual) for a Bombardier
CRJ-700 aircraft.

Emergency cards

All aircraft will be outfitted with emergency cards in their seatback pocked as required by federal regulations.  Emergency cards will be labeled  "Frontier
JetExpress operated by Horizon Airlines".

                                     EXHIBIT 1.6.1

                    PILOT AND FLIGHT ATTENDANT APPEARANCE STANDARDS

Pilots

All pilots are to adhere to the appearance standards set by the Policies and
Procedures section of the Horizon Air Flight Operations Manual.

Flight Attendants

All flight attendants are to adhere to the appearance standards set by the Policies and Standards section of the Horizon Air Flight Attendant Manual.

                                     EXHIBIT 6.1.1

                          FIXED, VARIABLE AND PASS THRU COSTS

                                         [***]

                                     EXHIBIT 6.1.2

                           TRAINING/START-UP PASS THRU COSTS

                                         [***]

                                     EXHIBIT 6.3.3

                          MTX VARIABLE COST ADJUSTMENT FORMULA

                                         [***]

                                      EXHIBIT 6.6

                                  BACKUP DOCUMENTATION

     Cost                            Backup Required                    Minimum Frequency

Hull Insurance                 Insurance Policy & Invoice         Annually or at time of change

Liability Insurance            Insurance Policy & Invoice         Annually or at time of change

War Risk Insurance             Insurance Policy & Invoice         Annually or at time of change

Property Taxes                 Assessment & Evidence of Payment   Semi-annually

Deicing                        Invoices & Evidence of Payment     Monthly

Fuel Costs                     Invoices & Evidence of Payment     Monthly

Catering                       Invoices & Evidence of Payment     Monthly

Landing Fees                   Invoices & Evidence of Payment     Monthly

Security Fees                  Invoices & Evidence of Payment     Monthly

Station Rent                   Lease Document; Invoices &         Monthly
                               Evidence of Payment

Aircraft Ownership Costs       Lease or Finance Documents         When added to Fleet

Station Costs                  Subcontracts; All Invoices         Monthly
                               and Evidence of Payment

                                       SCHEDULE A

                                 CERTAIN DEFINED TERMS

"Fixed Costs"                              means each of the cost elements identified as
                                           Fixed Costs on Exhibit 6.1 to this Agreement,
                                           or such costs and expenses as may be otherwise
                                           agreed to by the parties from time to time and
                                           evidenced by an appropriate amendment to
                                           Exhibit 6.1.

"Other Services"                           means (i) curb-side service in all locations
                                           where it is normal and customary or where
                                           another airline offers curbside check-in; (ii)
                                           check-in service with automated baggage tags
                                           and boarding pass printers in all locations;
                                           (iii) ticketing and security services in
                                           accordance with the Federal Aviation
                                           Administration and Frontier directives and
                                           guidelines, as may be issued from time to
                                           time, and any other directives or guidelines
                                           as Partner and Frontier may mutually approve,
                                           in all locations; (iv) transportation of mail
                                           and other cargo (other than hazardous
                                           materials) on Flights, at the order of
                                           Frontier, to the extent of available Aircraft
                                           capacity; (v) the acquisition and delivery of
                                           aircraft fuel and oil to the Fleet; (vi)
                                           Aircraft deicing when needed; (vii) station
                                           handling, including aircraft, ticket counter,
                                           gate, ramp, aircraft cleaning and baggage
                                           services; and (viii) communication systems,
                                           office supplies, postage, parking, training,
                                           reaccommodation, in-flight catering.

"Partner Control"                          means acts, omissions or events are not due to
                                           the acts or omissions of a Frontier employee
                                           or agent, including any third party contractor
                                           of Frontier, or Force Majeure as defined in
                                           Section 15.8 of this Agreement, or are not due
                                           to acts taken by Partner in order to comply
                                           with Regulations.

"Pass Thru Costs"                          means each of the cost elements identified as
                                           Pass Thru Costs on Exhibit 6.1 to this
                                           Agreement and certain occasional costs
                                           incurred by Partner while providing the Flight
                                           Services, such as costs relating to opening
                                           new cities or costs and expenses relating to
                                           arranging for and conducting Ad Hoc Flights
                                           pursuant to Section 1.2 of this Agreement.

"Unit of Measure"                          means the unit used to measure the Fixed
                                           Costs, Variable Costs and Pass Thru Costs as
                                           set forth on Exhibit 6.1 to this Agreement.

"Variable Costs"                           means each of the cost elements identified as
                                           Variable Costs on Exhibit 6.1 to this
                                           Agreement, as adjusted from time to time in
                                           accordance with the terms of this Agreement.